UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM 8-K
                                  ------------
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                  July 9, 2003


                           USANA HEALTH SCIENCES, INC.

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-21116


           Utah                                       87-0500306
(State or other jurisdiction of              (IRS Employer Identification
       incorporation)                                   Number)


                           3838 West Parkway Boulevard
                           Salt Lake City, Utah 84120
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 954-7100

   Former name or former address, if changed since last report: Not Applicable



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Item 2.  Acquisition or Disposition of Assets

Effective July 1, 2003, USANA Health Sciences, Inc. (the "Company") acquired all of the issued and outstanding stock (the "Acquisition") of Wasatch Product Development, Inc., a Utah corporation ("WPD"). The Acquisition was accomplished through a wholly-owned subsidiary of the Company, USANA Acquisition Corp, a Utah corporation ("USANA Acquistion"), pursuant to a written Stock Purchase Agreement dated effective July 1, 2003 by and among USANA Acquisition, as Buyer, and all of the shareholders of WDP, as "Sellers." Prior to the Acquistion, there were no material relationships between the Company and WDP or between the Company and any of the Sellers, or any of their respective affilitates, directors, executive officers or associates. The Acquistion was unanimously approved by the boards of directors of the Company and WPD and by all of the shareholders of WDP.

WPD manufactures skin and personal care products. The acquisition of WPD allows USANA to complete a key strategic objective as regards the vertical integration of the production of the Company's Sense products. WDP will operate in a leased facility of approxamately 27,000 square feet in Draper, Utah. The facility consists of office, warehouse and production facilities that are presently adequate for the current level of business combined with USANA's production requirements.

The terms of the transaction were determined pursuant to arms-length negotiations between the Company and the Sellers.

- The purchase price for all of the shares was approximately $5 million in cash.

- The purchase price was reduced by approximately $1.1 million paid directly to creditors at closing to satisfy certain outstanding WPD borrowings.

- The total consideration paid for the Acquisition was determined pursuant to arms-length negotiations between the Company and the Sellers.

- Substantially all employees, including management, of WDP were retained as employees of WDP following closing.

- Key management of WDP entered into employment contracts with WDP to survive the closing, with base compensation approximately at pre-Acquisition levels.

- WDP will pay up to an aggregate of $200,000 in income tax liabilities of the Sellers as a group for pre-Acquisition 2003 income or adjustments to prior periods resulting from the Acquisition.

- The Sellers will indemnify the Company and USANA Acquisition in connection with damages or liability for pre-Acquisition acts of WDP and breaches of warranties and representations contained in the Stock Purchase Agreement.

- The parties paid their own expenses incurred in connection with the Acquisition; however $15,000 of the Sellers' professional fees were paid by WPD.

- The Sellers agreed to cooperate with USANA Acquisition in the event the Buyer elects to treat the transaction as a purchase of assets under tax code Section 1338, provided that WDP will pay any increase in the tax liability of the Sellers that results from such election.

- A new board of directors of WDP was appointed at the closing, comprised of USANA's President, David Wentz, and USANA's Chief Financial Officer, Gilbert A. Fuller and Marc W. Ward, President of WPD.

Item 7.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired. The transaction is not a significant transaction for USANA and therefore, pursuant to the provisions of Section 210.3-05(b), the Company is not required to file any financial statements of the target in this transaction.

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     (b)  Pro forma financial information.  Pursuant to Article 11 of Regulation
          S-X, no pro forma financial information is required to be filed by the Company in connection with this transaction.

     (c)  Exhibits. The following are filed as exhibits to this Current Report:



 Exhibit Number      Description
 --------------      -----------

     (99)            Press release announcing the acquisition on July 10, 2003.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      USANA HEALTH SCIENCES, INC.




                                      By:  /s/ Gilbert A. Fuller
                                         ------------------------
                                      Gilbert A. Fuller, Chief Financial Officer

Date: July 15, 2003